Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Beth Potillo-Miller
SVP, Finance & Corporate Treasurer
Investor Relations
(415) 616-8643

PRESS RELEASE

Williams-Sonoma, Inc. announces fourth quarter and fiscal year 2016 results

Q4 GAAP EPS of $1.63 and non-GAAP EPS of $1.55

Q4 gross margin expands 100bps; merchandise inventories decrease 0.1%

Authorizes 5% dividend increase and provides financial guidance for Q1 and fiscal year 2017

San Francisco, CA, March 15, 2017 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the fourth fiscal quarter (“Q4 16”) and fiscal year 2016 (“FY 16”) ended January 29, 2017 versus the fourth fiscal quarter (“Q4 15”) and fiscal year 2015 (“FY 15”) ended January 31, 2016.

4th QUARTER 2016 RESULTS

•	Q4 16 net revenues decreased 0.3% to $1.582 billion versus $1.586 billion in Q4 15 with comparable brand revenue decreasing 0.9%.
•	Q4 16 operating margin was 13.6% versus 14.0% in Q4 15.
•

Q4 16 diluted earnings per share (“EPS”) was $1.63 versus $1.55 in Q4 15. Excluding the net benefit of approximately $0.08 per diluted share from a one-time favorable tax adjustment, non-GAAP EPS was $1.55 in Q4 16. See Exhibit 1 for a reconciliation of GAAP to non-GAAP EPS.

•	Cash returned to stockholders totaled $69 million, comprising $36 million in stock repurchases and $33 million in dividends.

FISCAL YEAR 2016 RESULTS

•	FY 16 net revenues grew 2.2% to $5.084 billion versus $4.976 billion in FY 15 with comparable brand revenue growth of 0.7%.
•

FY 16 operating margin was 9.3% versus 9.8% in FY 15. Excluding severance-related reorganization charges, non-GAAP operating margin was 9.6% in FY 16. See Exhibit 1 for a reconciliation of GAAP to non-GAAP operating margin.

•

FY 16 diluted earnings per share (“EPS”) was $3.41 versus $3.37 in FY 15. Excluding severance-related reorganization charges of approximately $0.10 per diluted share and the net benefit of approximately $0.08 per diluted share from a one-time favorable tax adjustment, non-GAAP EPS was $3.43 in FY 16. See Exhibit 1.

•	Cash returned to stockholders totaled $285 million, comprising $151 million in stock repurchases and $134 million in dividends.

Laura Alber, President and Chief Executive Officer, commented: “In 2016, we delivered revenues of over $5 billion, which included another year of double-digit growth across West Elm, our newer businesses Rejuvenation and Mark and Graham, and our company-owned global operations. Additionally, from an operational perspective, we executed one of our best holiday seasons and delivered an improved customer experience which is at the center of everything we do.”

Alber continued, “Entering 2017, we will continue to improve performance and increase our competitive advantage, with a focus on innovation in e-commerce, our products and service, and the retail experience. We will also remain relentlessly focused on operational excellence throughout our supply chain, driving strategies that will improve our customers’ experience across all of our brands. We are optimistic about the future and believe we have the infrastructure, strategies and talent in place to succeed and drive long-term profitable growth for our shareholders.”

4th QUARTER 2016 RESULTS

Net revenues decreased 0.3% to $1.582 billion in Q4 16 from $1.586 billion in Q4 15.

Comparable brand revenue in Q4 16 decreased 0.9% compared to 0.8% growth in Q4 15 as shown in the table below:

4th Quarter Comparable Brand Revenue Growth by Concept*
	Q4 16	Q4 15
Pottery Barn	(4.1%)	(2.0%)
Williams Sonoma	1.4%	0.9%
West Elm	6.5%	12.8%
Pottery Barn Kids	(4.9%)	0.1%
PBteen	(8.1%)	(12.2%)
Total	(0.9%)	0.8%
* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in Q4 16 increased 2.2% to $809 million from $792 million in Q4 15. E-commerce net revenues generated 51.1% of total company net revenues in Q4 16 and 49.9% of total company net revenues in Q4 15.

Retail net revenues in Q4 16 decreased 2.7% to $773 million from $794 million in Q4 15.

Operating margin in Q4 16 was 13.6% compared to 14.0% in Q4 15:

•	Gross margin was 39.3% in Q4 16 versus 38.3% in Q4 15.

•	Selling, general and administrative (“SG&A”) expenses were $406 million, or 25.7% of net revenues in Q4 16, versus $385 million, or 24.3% of net revenues in Q4 15.

The effective income tax rate in Q4 16 was 33.0% versus 36.6% in Q4 15, reflecting a one-time favorable tax adjustment. Excluding this adjustment, the effective tax rate in Q4 16 was 36.5%. See Exhibit 1 for a reconciliation of GAAP to non-GAAP effective income tax rate.

EPS in Q4 16 was $1.63 versus $1.55 in Q4 15. Excluding the tax adjustment, non-GAAP EPS was $1.55 in Q4 16. See Exhibit 1.

FISCAL YEAR 2016 RESULTS

Net revenues increased 2.2% to $5.084 billion in FY 16 from $4.976 billion in FY 15.

Comparable brand revenue in FY 16 increased 0.7% on top of 3.7% in FY 15 as shown in the table below:

Fiscal Year Net Revenues and Comparable Brand Revenue Growth by Concept*
	Net Revenues (Millions)		Comparable Brand Revenue Growth
	FY 16	FY 15	FY 16		FY 15
Pottery Barn	$2,024	$2,074	(3.5%	)	1.9%
Williams Sonoma	1,002	994	1.3%		1.1%
West Elm	972	821	12.8%		14.8%
Pottery Barn Kids	635	640	(1.4%	)	2.2%
PBteen	238	254	(6.2%	)	(2.7%	)
Other	213	193	N/A		N/A
Total	$5,084	$4,976	0.7%		3.7%
* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue.

E-commerce net revenues in FY 16 increased 4.4% to $2.634 billion from $2.523 billion in FY 15. E-commerce net revenues generated 51.8% of total company net revenues in FY 16 and 50.7% of total company net revenues in FY 15.

Retail net revenues in FY 16 decreased 0.1% to $2.450 billion from $2.454 billion in FY 15.

Operating margin in FY 16 was 9.3% compared to 9.8% in FY 15. Excluding severance-related reorganization charges, non-GAAP operating margin was 9.6% in FY 16:

•	Gross margin was 37.0% in FY 16 versus 37.1% in FY 15.

•

Selling, general and administrative (“SG&A”) expenses were $1.411 billion, or 27.7% of net revenues in FY 16, versus $1.356 billion, or 27.2% of net revenues in FY 15. Excluding severance-related reorganization charges of approximately $14 million, non-GAAP SG&A expenses were $1.396 billion, or 27.5% of net revenues, in FY 16. See Exhibit 1.

The effective income tax rate in FY 16 was 35.3% versus 36.5% in FY 15, reflecting a one-time favorable tax adjustment. Excluding this adjustment, the effective tax rate in FY 16 was 36.9%. See Exhibit 1.

EPS in FY 16 was $3.41 versus $3.37 in FY 15. Excluding severance-related reorganization charges and the tax adjustment, non-GAAP EPS was $3.43 in FY 16. See Exhibit 1.

Merchandise inventories at the end of FY 16 were $978 million, down 0.1% compared to FY 15.

STOCK REPURCHASE PROGRAM AND DIVIDEND INCREASE

During FY 16, we repurchased 2.9 million shares of common stock at an average cost of $52.68 per share and a total cost of approximately $151 million. As of January 29, 2017, there was approximately $411 million remaining under our current stock repurchase program. As announced in a separate release today, our Board of Directors authorized a $0.02, or 5%, increase in our quarterly cash dividend to $0.39 per share.

FISCAL YEAR 2017 FINANCIAL GUIDANCE

1st Quarter 2017 Financial Guidance
Total Net Revenues (millions)	$1,085 – $1,120
Comparable Brand Revenue Growth/(Decrease)	(1%) – 2%
Diluted EPS	$0.45 – $0.50

Fiscal Year 2017 Financial Guidance
Total Net Revenues (millions)	$5,165 – $5,265
Comparable Brand Revenue Growth	1% – 3%
Operating Margin	9.4% – 9.6%
Diluted EPS	$3.45 – $3.65
Income Tax Rate	36.5% – 37.5%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$185 – $195

Store Opening and Closing Guidance by Retail Concept*
	FY 2016 ACT	FY 2017 GUID
	Total	New	Close	End
Williams Sonoma	234	3	(6)	231
Pottery Barn	201	6	(3)	204
West Elm	98	10	(3)	105
Pottery Barn Kids	89	-	(4)	85
Rejuvenation	7	2	-	9
Total	629	21	(16)	634

* Included in the FY 16 store count are 19 stores in Australia and one store in the UK.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 15, 2017, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP SG&A, operating income, operating margin, income taxes, effective tax rate and diluted EPS. These non-GAAP financial measures exclude the impact of severance-related reorganization charges in Q1 16 and Q3 16 and a one-time favorable tax adjustment in Q4 16. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 16 actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our ability to continue to improve performance and increase our competitive advantage; our focus on operational excellence; our abilty to improve customers’ experience; our optimism about the future; our ability to drive long-term profitable growth; our future financial guidance, including Q1 17 and FY 2017 guidance; our stock repurchase program; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q4 16 and as audited year-end financial statements are prepared; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and retail stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East and the Philippines and stores and e-commerce websites in Mexico.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended January 29, 2017 and January 31, 2016

(Dollars and shares in thousands, except per share amounts)

	4th Quarter
	2016		2015
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$808,942	51.1%	$791,903	49.9%
Retail net revenues	772,639	48.9	794,401	50.1

Net revenues	1,581,581	100.0	1,586,304	100.0
Cost of goods sold	959,550	60.7	978,744	61.7

Gross profit	622,031	39.3	607,560	38.3
Selling, general and administrative expenses	406,212	25.7	384,880	24.3

Operating income	215,819	13.6	222,680	14.0
Interest (income) expense, net	101	—	2	—

Earnings before income taxes	215,718	13.6	222,678	14.0
Income taxes	71,091	4.5	81,550	5.1

Net earnings	$144,627	9.1%	$141,128	8.9%

Earnings per share (EPS):
Basic	$1.65		$1.57
Diluted	$1.63		$1.55
Shares used in calculation of EPS:
Basic	87,669		89,760
Diluted	88,633		90,988

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Fifty-two weeks ended January 29, 2017 and January 31, 2016

(Dollars and shares in thousands, except per share amounts)

	Fiscal Year
	2016		2015
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$2,633,602	51.8%	$2,522,580	50.7%
Retail net revenues	2,450,210	48.2	2,453,510	49.3

Net revenues	5,083,812	100.0	4,976,090	100.0
Cost of goods sold	3,200,502	63.0	3,131,876	62.9

Gross profit	1,883,310	37.0	1,844,214	37.1
Selling, general and administrative expenses	1,410,711	27.7	1,355,580	27.2

Operating income	472,599	9.3	488,634	9.8
Interest (income) expense, net	688	—	627	—

Earnings before income taxes	471,911	9.3	488,007	9.8
Income taxes	166,524	3.3	177,939	3.6

Net earnings	$305,387	6.0%	$310,068	6.2%

Earnings per share (EPS):
Basic	$3.45		$3.42
Diluted	$3.41		$3.37
Shares used in calculation of EPS:
Basic	88,594		90,787
Diluted	89,462		92,102

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars and shares in thousands, except per share amounts)

	Jan. 29, 2017	Jan. 31, 2016
Assets
Current assets
Cash and cash equivalents	$213,713	$193,647
Accounts receivable, net	88,803	79,304
Merchandise inventories, net	977,505	978,138
Prepaid catalog expenses	23,625	28,919
Prepaid expenses	52,882	44,654
Other assets	10,652	11,438

Total current assets	1,367,180	1,336,100

Property and equipment, net	923,283	886,813
Deferred income taxes, net	135,238	141,784
Other assets, net	51,178	52,730

Total assets	$2,476,879	$2,417,427

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$453,710	$447,412
Accrued salaries, benefits and other	130,187	127,122
Customer deposits	294,276	296,827
Income taxes payable	23,245	67,052
Other liabilities	59,838	58,014

Total current liabilities	961,256	996,427

Deferred rent and lease incentives	196,188	173,061
Other long-term obligations	71,215	49,713

Total liabilities	1,228,659	1,219,201

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	-	-
Common stock: $.01 par value; 253,125 shares authorized; 87,325 and 89,563 shares issued and outstanding at January 29, 2017 and January 31, 2016, respectively	873	896
Additional paid-in capital	556,928	541,307
Retained earnings	701,702	668,545
Accumulated other comprehensive loss	(9,903)	(10,616)
Treasury stock, at cost	(1,380)	(1,906)

Total stockholders’ equity	1,248,220	1,198,226

Total liabilities and stockholders’ equity	$2,476,879	$2,417,427

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Fifty-two weeks ended January 29, 2017 and January 31, 2016

(Dollars in thousands)

	Year-to-Date
	2016	2015
Cash flows from operating activities
Net earnings	$305,387	$310,068
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	173,195	167,760
Loss on disposal/impairment of assets	3,806	4,339
Amortization of deferred lease incentives	(25,212)	(24,721)
Deferred income taxes	7,114	(7,436)
Tax benefit related to stock-based awards	3,230	14,592
Excess tax benefit related to stock-based awards	(4,894)	(14,494)
Stock-based compensation expense	51,116	41,357
Other	(423)	149
Changes in:
Accounts receivable	(9,794)	(12,849)
Merchandise inventories	4,493	(92,647)
Prepaid catalog expenses	5,294	5,022
Prepaid expenses and other assets	(6,367)	(9,245)
Accounts payable	3,169	60,507
Accrued salaries, benefits and other liabilities	25,876	(135)
Customer deposits	(3,037)	35,877
Deferred rent and lease incentives	35,559	31,334
Income taxes payable	(43,803)	34,548

Net cash provided by operating activities	524,709	544,026

Cash flows from investing activities:
Purchases of property and equipment	(197,414)	(202,935)
Other	439	769

Net cash used in investing activities	(196,975)	(202,166)

Cash flows from financing activities:
Repurchase of common stock	(151,272)	(224,995)
Payment of dividends	(133,539)	(127,636)
Borrowings under revolving line of credit	125,000	200,000
Repayments of borrowings under revolving line of credit	(125,000)	(200,000)
Tax withholdings related to stock-based awards	(27,062)	(31,790)
Excess tax benefit related to stock-based awards	4,894	14,494
Proceeds related to stock-based awards	1,532	2,647
Repayment of long-term obligations	-	(1,968)
Other	(359)	(135)

Net cash used in financing activities	(305,806)	(369,383)

Effect of exchange rates on cash and cash equivalents	(1,862)	(1,757)
Net increase (decrease) in cash and cash equivalents	20,066	(29,280)
Cash and cash equivalents at beginning of period	193,647	222,927

Cash and cash equivalents at end of period	$213,713	$193,647

Exhibit 1

Reconciliation of 4th Quarter and Fiscal Year Actual GAAP to Non-GAAP Operating Margin By Segment*

($ in thousands)

	E-commerce		Retail		Unallocated		Total
	Q4 16	Q4 15	Q4 16	Q4 15	Q4 16	Q4 15	Q4 16	Q4 15
Net Revenues	$808,942	$791,903	$772,639	$794,401	$-	$-	$1,581,581	$1,586,304
Operating Income/(Expense)	191,845	174,218	121,507	121,446	(97,533)	(72,984)	215,819	222,680
Operating Margin	23.7%	22.0%	15.7%	15.3%	(6.2%)	(4.6%)	13.6%	14.0%

	E-commerce		Retail		Unallocated		Total
	FY 16	FY 15	FY 16	FY 15	FY 16	FY 15	FY 16	FY 15
Net Revenues	$2,633,602	$2,522,580	$2,450,210	$2,453,510	$-	$-	$5,083,812	$4,976,090
GAAP Operating Income/(Expense)	606,286	562,081	231,929	239,288	(365,616)	(312,735)	472,599	488,634
GAAP Operating Margin	23.0%	22.3%	9.5%	9.8%	(7.2%)	(6.3%)	9.3%	9.8%

Severance-related Reorganization Charges (1)	-	-	-	-	14,406	-	14,406	-
Non-GAAP Operating Income/ (Expense) Excluding Severance-related Reorganization Charges (3)	$606,286	$562,081	$231,929	$239,288	$(351,210)	$(312,735)	$487,005	$488,634
Non-GAAP Operating Margin (3)	23.0%	22.3%	9.5%	9.8%	(6.9%)	(6.3%)	9.6%	9.8%

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of 4th Quarter and Fiscal Year Actual GAAP to Non-GAAP Effective Tax Rate ($ in thousands)

	Q4 16	Q4 15	FY 16	FY 15

Earnings Before Income Taxes	$215,718	$222,678	$471,911	$488,007
GAAP Income Taxes	71,091	81,550	166,524	177,939

GAAP Effective Tax Rate	33.0%	36.6%	35.3%	36.5%

One-time Favorable Tax Adjustment (2)	7,681	-	7,681	-

Non-GAAP Income Taxes Excluding Tax Adjustment(3)	$78,772	$81,550	$174,205	$177,939

Non-GAAP Effective Tax Rate (3)	36.5%	36.6%	36.9%	36.5%

Reconciliation of Quarterly and Fiscal Year GAAP to Non-GAAP Diluted Earnings Per Share** (Totals rounded to the nearest cent per diluted share)

	Q1 16 ACT	Q2 16 ACT	Q3 16 ACT	Q4 16 ACT	FY 16 ACT

2016 GAAP Diluted EPS	$0.44	$0.58	$0.78	$1.63	$3.41

Impact of Severance-related Reorganization Charges (1)	$0.09	-	$0.01	-	$0.10

One-time Favorable Tax Adjustment (2)	-	-	-	($0.08)	($0.08)

2016 Non-GAAP Diluted EPS Excluding Severance-related Reorganization Charges and Tax Adjustment (3)	$0.53	$0.58	$0.79	$1.55	$3.43

	Q1 15 ACT	Q2 15 ACT	Q3 15 ACT	Q4 15 ACT	FY 15 ACT

2015 GAAP Diluted EPS	$0.48	$0.58	$0.77	$1.55	$3.37

** Due to the differences between the quarterly and year-to-date weighted average share count calculations and rounding to the nearest cent per diluted share, totals may not equal the sum of the line items and fiscal year diluted EPS may not equal the sum of the quarters.

Notes:

(1)	Impact of Severance-related Reorganization Charges – During Q1 16 and Q3 16, we incurred severance-related reorganization charges due to headcount reduction primarily in our corporate functions totaling approximately $14 million, or $0.10 per diluted share. These charges were recorded as SG&A expense within the unallocated segment.
(2)	Impact of One-time Favorable Tax Adjustment – During Q4 16 we incurred a benefit of approximately $8M, or $0.08 per diluted share, related to tax adjustments associated with intercompany transactions.
(3)	SEC Regulation G – Non-GAAP Information – These tables include non-GAAP operating income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 16 actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Store Statistics

	Store Count					Avg. Leased Square Footage Per Store
	Oct. 30, 2016	Openings	Closings	Jan. 29, 2017	Jan. 31, 2016	Jan. 29, 2017	Jan. 31, 2016
Williams Sonoma	241	2	(9)	234	239	6,600	6,600
Pottery Barn	202	1	(2)	201	197	13,900	13,800
Pottery Barn Kids	89	1	(1)	89	89	7,400	7,500
West Elm	97	1	-	98	87	13,300	13,200
Rejuvenation	6	1	-	7	6	9,100	9,000
Total	635	6	(12)	629	618	10,100	10,000

					Oct. 30, 2016	Jan. 29, 2017	Jan. 31, 2016
Total store selling square footage					3,966,000	3,951,000	3,827,000
Total store leased square footage					6,381,000	6,359,000	6,163,000